                                                                     EXHIBIT 21

                           PARENT AND SUBSIDIARIES

          The following is a list of El Paso Natural Gas Company and its subsidiaries as of December 31, 1994:


                                                                     State or
                                                                     Place of
        Company (1)                                                Incorporation
        -----------                                                -------------
El Paso Natural Gas Company
     El Paso Acquisition Company                                      Delaware
     The El Paso Company                                              Delaware
     El Paso Development Company                                      Delaware
          Ex-Mission Ranches, Inc.                                    Delaware
     El Paso Energy Development Company (2)                           Delaware
       EPED Holding Company                                           Delaware
          EPED Ecuador Company                                        Delaware
          EPED Samalayuca A Company                                   Delaware
     El Paso Field Services Company                                   Delaware
     El Paso Gas Marketing Company (3)                                Delaware
     El Paso Mojave Pipeline Co. (4)                                  Delaware
     El Paso Natural Gas Foundation                                   Texas
     El Paso Natural Gas Service Company                              Delaware
     EPNG Mojave, Inc. (4)                                            Texas
     Mt. Franklin Insurance Ltd.                                      Bermuda


- ---------------------------------------

(1) The names under which such companies do business are as listed unless otherwise footnoted.

(2) Also qualified to do business in New York under the name "El Paso Energy Development Company Inc."

(3) Also qualified to do business in New York under the name "El Paso Gas Marketing Company, Inc." In addition, the Company conducts business in Texas under the name listed above and under the name "El Paso Pecos Company."

(4) Mojave Pipeline Operating Company is a wholly owned subsidiary of Mojave Pipeline Company, a Texas general partnership, in which each of El
        Paso Mojave Pipeline Co. and EPNG Mojave, Inc. own a 50% interest.